                                  EXHIBIT 5(9)

[LOGO OF GREAT NORTHERN INSURED ANNUITY CORPORATION APPEARS HERE]

GREAT NORTHERN  Two Union Square             Mailing Address
INSURED ANNUITY 601 Union Street, Suite 5600 P.O. Box 490           800/426-5520
CORPORATION     Seattle, WA 98101-2336       Seattle, WA 98111-0490 206/625-1755

A GE Capital Company



March 18, 1996


Board of Directors
Great Northern Insured Annuity Corporation
Two Union Square, Suite 5600
Seattle, WA 98101-2336

Re:  GNA Variable Investment Account
     Registration Statements on Form N-4 and S-1
     File Nos. 33-78810 and 33-78812

Gentlemen:

I have acted as counsel to the Company in connection with the filing with the Securities and Exchange Commission of Post-Effective Amendments No. 3 to the above-referenced Registration Statements on Form N-4 and Form S-1 for the Group and Individual Deferred Variable Annuity and Modified Guaranteed Annuity Contracts (the "Contracts") to be issued by the Company and its separate account, GNA Variable Investment Account. I have made such examination of the law and have examined such records and documents as in my judgment are necessary or appropriate to enable me to render the following opinion:

1. Great Northern Insured Annuity Corporation is a duly organized, validly existing stock life insurance company of the state of Washington.

2. GNA Variable Investment Account is a separate investment account of Great Northern Insured Annuity Corporation duly created and validly existing pursuant to the Washington insurance laws and regulations thereunder.

3. All of the prescribed corporate procedures for the issuance of the Contracts have been followed, and, when such Contracts are issued in accordance with the prospectuses contained in the Registration Statements, and upon compliance with applicable law, such contracts will be legally issued and binding obligations of the Company in accordance with their terms.

4. The portion of the assets to be held in the GNA Variable Investment Account equal to the reserves and other liabilities under contracts participating therein is not chargeable with liabilities arising out of any other business the Company may conduct.

I hereby consent to the use of this letter, or a copy hereof, as an exhibit to the Registration Statements, and the reference to me under the caption "Legal Matters" in the prospectuses contained in the registration statements.

Very truly yours,


J. Neil McMurdie
Associate Counsel
and Assistant Vice President


                                            [RECYCLED PAPER SYMBOL APPEARS HERE]